
NW
SE
#1 SHAFT
Distance to Property Boundary: 5500' E
Surface
5 Level
10 Level
15 Level
20 Level
25 Level
26 Level
34 Level
37 Level
Sediment Contact
KEY MINERALIZED TREND
FAR EAST ZONE
#2 SHAFT
POSSIBLE MINERALIZED TREND
HIGH GRADE ZONE
POSSIBLE MINERALIZED TREND
26 Intersections
11.35 opt Au / 9.2'
(this release)
DEEP EXTENSIONS
16L1208
16L1212
34L1052
37L329
34L1148
34L1124
34L1171A
37L034
34L034AW
34L1120
34L1091
0
2,000
feet
1,000
2,000
3,000
4,000
5,000
6,000
7,000
8,000
LEGEND:
High Grade Zone
E and F Zones
Mineralized Trend
Eastern Ultramafic
Basic Volcanics
Previous Intersections
Property Boundary
Recent Development
Existing Development
Future Development
Highlighted New Drill Hole
34L034 Drill Hole Number
Non Significant Intersections
Lower Limit of Reserves
Lower Limit of Resources
Red Lake Mine
Schematic Longitudinal
Showing High Grade Extension
and Far East Target Areas
December 18th, 2002
goldcorp


NW
SE
(Feet below surface)
LEGEND
10.00 Ounces per ton (opt)
5.00 opt
2.00 opt
1.00 opt
0.20 opt
0.10 opt
Previous Drill Intersections
< 0.10 opt drill hole intersect
> 0.10 opt drill hole intersect
New Drill Intersections
37L034
Underground Workings
Mined Out Area
32 Level
34 Level
36 Level
37 Level
Ore Reserve Limit
(December 31st, 2001)
26 Intersections
11.35 opt Au / 9.2'
Limit of Ore
Resources
34L1171A
14.25 opt / 10.6 ft
37L034AW
0.98 opt / 21.5 ft
3.18 opt / 13.5 ft
7.34 opt / 14.0 ft
37L034
0.91 opt / 4.0 ft
Red Lake Mine
Long Sectional View
Looking NE
Hanging Wall 5 Zone (HW5)
Showing
Ore Grade Contours
& Drill Holes
December 18th, 2002
0
250
feet
goldcorp

FIGURE 3 UPDATE 29



NW
SE
#1 SHAFT
Surface
Distance to Property Boundary: 5500' E
0
(Feet below surface)
5 Level
Sediment Contact
1,000
10 Level
Sulphide Zone (mined out)
2,000
15 Level
20 Level
3,000
23 Level
#2 SHAFT
26 Level
4,000
30 Level
Sulphide Reserves and Resources
34 Level
31L515
31L517
5,000
34L1112
37 Level
37L337
6,000
37L349
DEEP SULPHIDE EXTENSION
37L356
37L309
7,000
0
2,000
feet
8,000
LEGEND:
High Grade Zone
E and F Zones
Mineralized Trend
Eastern Ultramafic
Basic Volcanics
Previous Intersections
Property Boundary
Recent Development
Existing Development
Future Development
Highlighted New Drill Hole
37L349 Drill Hole Number
Non Significant Intersections
Red Lake Mine
Schematic Longitudinal
Showing Sulphide Extension
Target Area
December 18th, 2002
goldcorp



Surface
SW
NE
#1 SHAFT
(Feet below surface)
0.88 / 12.9
1.79 / 9.7
DETDL25
New Hanging Wall Structure
14 Level
2.09 / 1.2
0.34 / 6.0
0.24 / 1.0
5.8 / 1.2
0.25 / 13.2
23 Level
#2 SHAFT
SULPHIDE MINERALIZATION
HIGH GRADE ZONE
30 Level
HANGING WALL ZONES
FOOTWALL ZONES
34 Level
0.40 / 3.0
37 Level
10.57 / 6.0
Ore Reserves Limit (December 31st, 2001)
Limit of Ore Resources
34L114
0.98 / 21.5
1.21 / 6.0
7.34 / 14.0
3.18 / 13.5
0.91 / 4.0
1.72 / 7.6
DEEP SULPHIDE EXTENSION TARGET
0
2,000
feet
LEGEND:
High Grade Zone
Sulphide Zones
Basic Volcanics
Sediments
New Drill Hole with Intercept
1.72 / ft Ounce per ton over feet
34L034 Drill Hole Number
Previous Drill Hole with Intercept
goldcorp

Red Lake Mine
Composite Cross Section at 4700E Showing
Relationships Between Mineralized Zones
New Results Highlighted (Looking Northwest)

December 18th, 2002


Campbell Mine
Red Lake Mine
2500 ft
5000 ft

LEGEND:

- High Grade Zone
- Ultramafic
- Sulphides
- Key Mineralized Trend
- Potential Mineralized Trend

Red Lake - Campbell Mines

Schematic Longitudinal Showing Mineralized Trends

December 18th, 2002

goldcorp